Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into and effective as of November 10, 2011 among VECTREN CAPITAL, CORP., an Indiana corporation (the "Borrower"), the Guarantor party hereto, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent").  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantor, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of September 30, 2010 (as amended and modified from time to time, the "Credit Agreement");

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

WHEREAS, the Lenders (after giving effect to any changes to Schedule 2.01 to the Credit Agreement pursuant to this Amendment) agree to such amendments, subject to the terms set forth herein, as more fully set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           Amendments to Credit Agreement.

(a)           The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

Pricing Tier	Debt Rating	Commitment Fee	Letters of Credit	Eurodollar Rate Loans and Swing Line Loans bearing interest at the LIBOR Market Index Rate	Base Rate Loans
I	≥ A+/A1	0.075%	0.875%	0.875%	0.000%
II	A/A2	0.100%	1.000%	1.000%	0.000%
III	A-/A3	0.125%	1.125%	1.125%	0.125%
IV	BBB+/Baa1	0.175%	1.250%	1.250%	0.250%
V	BBB/Baa2	0.225%	1.500%	1.500%	0.500%
VI	≤ BBB- or unrated/ Baa3 or unrated	0.275%	1.750%	1.750%	0.750%

(b)           The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

"Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date seven days or one, two, three or six months thereafter, or any time period between fourteen (14) days and sixty (60) days as selected by the Borrower in its Loan Notice; provided that:

(i)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)           no Interest Period shall extend beyond the Maturity Date;

(iv)           in the case of any Borrowing for an Interest Period of less than thirty (30) days, the Eurodollar Rate for Eurodollar Rate Loans with an Interest Period of one (1) month shall apply; and

(v)           in the case of any Borrowing for an Interest Period of more than thirty (30) but less than sixty (60) days, the Eurodollar Rate for Eurodollar Rate Loans with an Interest Period of two (2) months shall apply.

(c)           The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

"Maturity Date" means September 30, 2016 or, with respect to some or all of the Lenders if such date is extended pursuant to Section 2.16, September 30, 2017 and/or September 30, 2018; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(d)           Subsection (a) of Section 2.16 of the Credit Agreement is hereby amended and restated to read as follows:

(a)           Request for Extension.  At any time within ninety days of the fifth anniversary of the Closing Date, the Borrower may, on a one-time basis, by notice to the Lenders, request that the Lenders extend the Maturity Date for one additional year.  At any time after the fifth anniversary of the Closing Date but within ninety days of the sixth anniversary of the Closing Date, the Borrower may, on a one-time basis, by notice to the Lenders, request that the Lenders extend the then current Maturity Date for one additional year.  Each Lender shall, by notice to the Borrower and the Administrative Agent not later than the 30th day following the date of any such request from the Borrower, advise the Borrower whether or not it agrees to extend the Maturity Date as requested.

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Each decision by a Lender shall be in the sole discretion of such Lender, and any Lender that has not so advised the Administrative Agent by the 30th day following the date of such request from the Borrower shall be deemed to have declined to agree to such extension.  Each of the parties hereto acknowledges and agrees that no Lender shall be obligated to extend the Maturity Date pursuant to the terms of this Section 2.16.  Any Lender who fails to agree to the extension request of the Company, as set forth herein, shall be referred to, for purposes of this Section, as a "Non-Extending Lender".

(e)           Schedule 2.01 to the Credit Agreement is hereby amended and restated in the form attached hereto as Schedule 2.01.

2.           Effectiveness; Conditions Precedent.  This Amendment shall be effective when all of the conditions set forth in this Section 2 shall have been satisfied, in each case in form and substance acceptable to the Administrative Agent.

(a)           Execution and Delivery of Amendment.  Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantor, the Lenders and the Administrative Agent.

(b)           Commitment Increases/New Lenders. Receipt by the Administrative Agent of duly executed assignment agreements and/or joinder agreements evidencing any change in the commitment for any existing Lender or the addition of any new Lender as reflected on the revised Schedule 2.01 to the Credit Agreement.

(c)           Certificate/Authority Documents.  Receipt by the Administrative Agent of certificates of the Loan Parties with (i) resolutions attached thereto, (ii) certifications that the Organization Documents of each of the Loan Parties delivered on the Closing Date in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof and (iii) good standing certificates as of a recent date for each Loan Party.

(d)           Opinions.  Receipt by the Administrative Agent of favorable opinions from legal counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, and dated as of the date of this Amendment.

(e)           No Default. No Default or Event of Default shall exist or be continuing.

(f)           Fees and Expenses.  Payment by the Borrower of all fees and expenses then due and payable from the Borrower to the Administrative Agent.

3.           Ratification of Credit Agreement.  The term "Credit Agreement" as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment.  Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  Each Loan Party acknowledges and consents to the modifications set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document.

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4.           Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by it and constitutes the its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

(c)           No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority which has not been obtained by it or any of its Subsidiaries, is required to be obtained in connection with the execution, delivery or performance of this Amendment.

(d)           The execution and delivery of this Amendment by it will not violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its Subsidiaries, (ii) its Organization Documents, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on its property or the property of any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement.

(e)           The representations and warranties set forth in Article VI of the Credit Agreement applicable to it are true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, it is true and correct in all respects as drafted) as of such earlier date.

(f)           No event has occurred and is continuing which constitutes a Default or an Event of Default.

5.           Release.  In consideration of the Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the Swing Line Lender, the L/C Issuers, each of the Lenders, and the Administrative Agent's, the Swing Line Lender's, each of the L/C Issuers' and each of the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

6.           Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this

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Amendment by telecopy or pdf. shall be effective as an original and shall constitute a representation that an original shall be delivered promptly upon request.

7.           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWER:	VECTREN CAPITAL, CORP., an Indiana corporation

	By:	/s/ Robert L. Goocher
Name: Robert L. Goocher
Title: Vice President, Treasurer and Assistant Secretary

GUARANTOR:	VECTREN CORPORATION, an Indiana corporation

	By:	/s/ Robert L. Goocher
Name: Robert L. Goocher
Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ Allison Newman
Name: Allison Newman
Title: Director

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Allison Newman
Name: Allison Newman
Title: Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Carlos Morales
Name: Carlos Morales
Title: SVP

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ John E. Zur
Name: John E. Zur
Title: Authorized Officer

UNION BANK, N.A., as a Lender

By:	/s/ Jeff Fesenmaier
Name: Jeff Fesenmaier
Title: Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Jennifer B. Raibley
Name: Jennifer B. Raibley
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric J. Cosgrove
Name: Eric J. Cosgrove
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tracy J. Venable
Name: Tracy J. Venable
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Brian D. Smith
Name: Brian D. Smith
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Greg Branstetter
Name: Greg Branstetter
Title: Senior Vice President

OLD NATIONAL BANK, as a Lender

By:	/s/ Wade Jenkins
Name: Wade Jenkins
Title: Vice President

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment
Wells Fargo Bank, National Association	$35,416,667.00	14.166666800%
Bank of America, N.A.	$35,416,666.00	14.166666400%
JPMorgan Chase Bank, N.A.	$35,416,667.00	14.166666800%
Union Bank, N.A.	$35,416,667.00	14.166666800%
Fifth Third Bank	$27,083,333.00	10.833333200%
U.S. Bank National Association	$27,083,333.00	10.833333200%
PNC Bank, National Association	$27,083,333.00	10.833333200%
The Huntington National Bank	$10,416,667.00	4.166666800%
Branch Banking and Trust Company	$10,416,667.00	4.166666800%
Old National Bank	$6,250,000.00	2.500000000%
TOTAL	$250,000,000.00	100.000000000%